EXHIBIT 10.5

FIRST AMENDMENT TO

NON-QUALIFIED STOCK OPTION AWARD

This Amendment (the “Amendment”) is made and entered into as of this [            ] day of [            ], 2014 by and between Navigant Consulting, Inc., a Delaware corporation (the “Company”), and William Goodyear (the “Participant”) as an amendment to the Non-Qualified Stock Option Award Agreement between the Company and the Participant, dated as of [            ] (the “Award”), granted pursuant to the provisions of the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan.

WHEREAS, pursuant to Section II.I of the Award, the provisions of the Award may be amended by a written agreement between the Company and the Participant; and

WHEREAS, in connection with the retirement of the Participant and in recognition of the Participant’s years of service with the Company, the Company desires to amend the Award to extend the exercise period following a termination of employment.

NOW, THEREFORE, BE IT RESOLVED, that the Award hereby is amended, effective as of [            ], 2014, as follows:

1. Section I is amended by replacing the phrase “or, if earlier, three months after termination of employment or service” with the phrase “or, if earlier, the period provided in Section II.B.3 below” where it appears therein.

2. Section II.B.3 of the Award is amended and restated as follows:

(a)	If the Optionee’s employment or service with the Company ceases for any reason other than death, disability or termination for “cause” on or prior to April 30, 2014, the Optionee shall be permitted to exercise the Option, to the extent it was exercisable on the date of such cessation, but only within 12 months of such cessation, or, if earlier, within the originally prescribed term of the Option as shown in Section I above; provided, however, that if the Optionee dies or becomes disabled within the three month period after the termination of such service, or, if earlier, within the originally prescribed term of the Option, the Optionee or the Optionee’s estate or personal representative may exercise the Option within 12 months after the date of the Optionee’s death or disability, but in no event beyond the originally prescribed term of the Option.

(b)	If the Optionee remains continuously employed by the Company through April 30, 2014 (the “Retirement Date”), the Optionee or the Optionee’s estate or personal representative (in the event of the Optionee’s death or disability on or after the Retirement Date) shall be permitted to exercise the Option, to the extent it was exercisable on such date, within 12 months of the Retirement Date, or, if earlier, within the originally prescribed term of the Option as shown in Section I above.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized representative and the Participant has signed this Amendment as of the day and year first above written.

NAVIGANT CONSULTING, INC.

By:
Name:
Title:

William Goodyear

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